Exhibit 10.12

Hong Kong

Productivity Council

香港生產力促進局

Proposal on

Sales and Marketing Services

to

Tech Team Development Ltd.

Prepared by:
TechMart Division

Hong Kong Productivity Council

Proposal on Sales and Marketing Services Agreement to Tech Team

1. Tech Team Requirements

Tech Team (hereinafter called "TT") is the manufacturer, technical and service provider of a suite of environmental products in Hong Kong and China. It is understood that TT is looking for a sales and marketing partner to help promote the TT products in Hong Kong or China. With a strong business network in Hong Kong and China, TechMart of the Hong Kong Productivity Council (hereinafter called "TechMart") is pleased to present this proposal to TT for the provision of Sales and Marketing Services to meet TT requirements.

2. Objectives

2.1 TechMart will enter an agreement with TT to act as its sales and marketing partner to promote the TT products in Hong Kong and China.

2.2 In collaboration with TT personnel, TechMart will aggressively promote and sell the TT products in Hong Kong and China Through the local Trade Associations and our China partners.

2.3 TechMart will follow up with prospects to close deals.

3. Scope of Services

3.1 TechMart will provide the following sales and marketing services to TT with schedule as shown in Appendix 1.

- Plan and implement a detailed sales and marketing activity plan.

- Design and print promotional collateral.

- Organize and implement sales and marketing functions.

- Follow up with all prospects to close deals.

- Introduce TT products to potential customers.

3.2 Specifically, TechMart will promote TT products via the following channels:

- Trade associations.

- China partners, such as Productivity Centers and Technology

Exchange Centers.

- Direct contacts with potential customers.

Proposal on Sales and Marketing Services Agreement to Tech Team

4. Non-Support Services

TechMart will not be responsible for the following items

- Pre- or Post-sales Technical and Maintenance Support

- Hardware and Software modification

- Financial and technical support to TT products

- Direct expenses relating to all sales and marketing functions

- Liabilities arising from the malfunctioning of TT products

5. Operation Team

TechMart will assign a project officer to be a contact point of TT to work with on a daily basis. A bi-weekly meeting will be established between TechMart and TT to report and review the business progress and plan for upcoming sales and marketing activities.

6. Services Agreement Period

The Services Agreement period will last for one year from the date of acceptance and will automatically renew for another one year from thereon unless specified otherwise.

7. Payment Schedule

To render the services of all sales and marketing activities, TechMart will receive a special discount price of all products offered. TechMart will issue orders to TT upon receipt of orders from customers. Payment terms will be 30 days net upon payment receipt from the customer.

8. Validity

The terms and conditions of this proposal will be valid until 15 Sept., 2001.

9. Termination of Services Agreement

Either party can terminate this agreement with a 3-month written notification. In such a case, TT will have to fulfil all committed orders received from TechMart.

Proposal on Sales and Marketing Services Agreement to Tech Team

10. Confirmation and Acceptance

Please sign and return a copy of this proposal for acceptance

For and On Behalf of Signed and Accepted For and On Behalf of
TechMart Division Tech Team Development Ltd.
Hong Kong Productivity Council

/s/ Stanley Wong /s/ Bondy Tan
General Manager Director & General Manager

Date: Date:

Milestones	Deliverables	Responsible	Target Date	Expenses
Confirmation of Partnership	♦ Sales and Marketing Service Proposal ♦ Signing of Agreement	♦ HKPC ♦ HKPC+TT	♦ 16 Aug, 01 ♦ 24 Aug, 01
Product Offering	♦ Confirmation on products and service offering & pricing	♦ HKPC+TT	♦ 31 Aug, 01
Product Training	♦ Demonstrate full functionalities of product offering ♦ Provide training to HKPC staff	♦ TT ♦ TT	♦ 07 Sep, 01 ♦ 07 Sep, 01
Product Evaluation	♦ Product Evaluation report conducted by HKPC	♦ HKPC+TT	♦ 07 Sep, 01	♦ HK$20,000.
Sales & Marketing Collateral	♦ Design Pamphlets ♦ Printing Pamphlets ♦ Prepare Presentation Materials, e.g. Powerpoint	♦ HKPC+TT ♦ HKPC ♦ HKPC+TT	♦ 14 Sep, 01 ♦ 14 Sep, 01 ♦ 14 Sep, 01	♦ HK$6,000. ♦ HK$4,000.
Product Promotion in Hong Kong	♦ Organise Pre-sales meeting with selected prospects ♦ Organise product launch activities for specific associations - subject to further confirmation ♦ Participate in Innovation 2001 in Hong Kong	♦ HKPC ♦ HKPC HKPC HKPC ♦ HKPC	♦ 14 Sep, 01 ♦ 28 Sep, 01 26 Oct, 01 30 Nov, 01 ♦ 22-26 Nov	♦ HK$5,000. HK$5,000 HK$5,000. ♦ HK$10,000.
Special Promotion Campaign	♦ Special packages as sales promotion	♦ HKPC+TT	♦ 14 Sep, 01
Marketing Activities	♦ Issue Press Release ♦ Organise Press Conference ♦ Design and place a Display stand in TechMart ♦ Publicise on TechMart website ♦ Issue Press Supplement	♦ HKPC ♦ HKPC ♦ HKPC ♦ HKPC ♦ HKPC	♦ Ongoing ♦ 28 Sep, 01 ♦ 28 Sep, 01 ♦ 28 Sep, 01 ♦ Oct, 01	♦ HK$3,000. ♦ HK$3,000. ♦ HK$10,000. ♦ HK$2,000. ♦ HK$3,000

Appendix 1: Sales and Marketing Services Schedule 15th August 2001, Version 1.0

Appendix 1: Sales and Marketing Services Schedule 15th August 2001, Version 1.0

Milestones	Deliverables	Responsible	Target Date	Expenses
China Promotion	♦ Organise product presentation in Dongguan ♦ Participate in Hi-Tech Show in Shenzhen	♦ HKPC ♦ HKPC	♦ 14 Oct, 01 ♦ Oct, 01	♦ HK$6,000. ♦ HK$25,000.
Sales Lead Follow Up	♦ Review with interested prospects for further discussion ♦ Deliver Product Demonstration ♦ Draft Sales Proposals to prospects	♦ HKPC+TT ♦ TT ♦ HKPC+TT	♦ Ongoing ♦ As required ♦ As required
Product Delivery	♦ Product production ♦ Ensure to complete Product Acceptance Test	♦ TT ♦ TT	♦ As required ♦ As required
Others	Contents	Responsible	Target Date	Miscellaneous
Contract and Payment	♦ Contract to be signed between customers and HKPC Payment from customers directly to HKPC ♦ Back-to-back order from HKPC to TT	♦ HKPC ♦ HKPC	♦ As required
SWOT Analysis	♦ Conduct market analysis and review market potential	♦ HKPC+TT	♦ 28 Sep, 01	HK$3,000.
Bi-weekly Meeting	♦ Report and review progress and development	♦ HKPC+TT	♦ Ongoing

Note: The above expenses are estimated figures for reference only and should be fully borne by Tech Team Development Ltd.